                                                                 EXHIBIT e(3)(d)

                                 AMENDMENT NO. 3

                                       TO

                              AMENDED AND RESTATED
                          MASTER DISTRIBUTION AGREEMENT
                                (CLASS B SHARES)

         The Amended and Restated Master Distribution Agreement (the "Agreement") made as of the 18th day of August, 2003, by and between each registered investment company set forth on Schedule A-2 to the Agreement (each individually referred to as "Fund", or collectively, "Funds"), severally, on behalf of each of its series of common stock or beneficial interest, as the case may be, set forth on Schedule A-2 to the Agreement, (each, a "Portfolio"), with respect to the Class B Shares (the "Shares") of each Portfolio, and A I M DISTRIBUTORS, INC., a Delaware corporation (the "Distributor") is hereby amended as follows:

         Schedule A-2 of the Agreement is hereby deleted in its entirety and replaced with the following:

                                  "SCHEDULE A-2
                                       TO
                              AMENDED AND RESTATED
                          MASTER DISTRIBUTION AGREEMENT
                                (CLASS B SHARES)

    AIM BOND FUNDS, INC.

    PORTFOLIOS
    INVESCO Tax-Free Bond Fund
    INVESCO U.S. Government Securities Fund

    AIM COMBINATION STOCK & BOND FUNDS, INC.

    PORTFOLIOS

    INVESCO Core Equity Fund
    INVESCO Total Return Fund

    AIM COUNSELOR SERIES FUNDS, INC.

    PORTFOLIOS

    INVESCO Advantage Health Sciences Fund

    AIM INTERNATIONAL FUNDS, INC. II

    PORTFOLIOS

    INVESCO European Fund
    INVESCO International Blue Chip Value Fund

    AIM MANAGER SERIES FUNDS, INC.

    PORTFOLIO

    INVESCO Multi-Sector Fund

    AIM SECTOR FUNDS, INC.

    PORTFOLIOS

    INVESCO Energy Fund
    INVESCO Financial Services Fund
    INVESCO Gold & Precious Metals Fund
    INVESCO Health Sciences Fund
    INVESCO Leisure Fund
    INVESCO Technology Fund
    INVESCO Telecommunications Fund
    INVESCO Utilities Fund

    AIM STOCK FUNDS, INC.

    PORTFOLIOS

    INVESCO Dynamics Fund
    INVESCO Mid-Cap Growth Fund
    INVESCO Small Company Growth Fund"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: November 3, 2003

                                           EACH FUND (LISTED ON SCHEDULE A-2
                                           ON BEHALF OF THE SHARES OF EACH
                                           PORTFOLIO LISTED ON SCHEDULE A-2

                                           By: /s/ Raymond R. Cunningham
                                               ---------------------------------
                                                 Name: Raymond R. Cunningham
                                                 Title: President

                                           A I M DISTRIBUTORS, INC.

                                           By: /s/ Gene L. Needles
                                               ---------------------------------
                                                 Name: Gene L. Needles
                                                 Title: President